Exhibit 10.5

MASTER REVOLVING NOTE

MAXIMUM AMOUNT Up to $1,000,000.00	NOTE DATE May 21, 2015	MATURITY DATE May 20, 2016

On the Maturity Date, stated above, for value received, Focus Universal, Inc., a Nevada corporation (“Borrower”), promises to pay, to the order of Perfecular, Inc. or its assigns (“Lender”), at a place designated by the Lender in the State of Nevada, the sum of all Advances (as defined below) up to the principal amount of ONE MILLION DOLLARS ($1,000,000.00), or so much of said sum as has been advanced and is then outstanding hereunder, together with interest thereon as hereafter set forth.

Interest shall be payable on the unpaid principal balance until maturity, whether by acceleration or otherwise or upon the occurrence of an Event of Default, as later defined, at a per annum rate equal to Zero and Forty-Three One Hundredths Percent (0.43%), and after that at a rate equal to the Default Rate (as that term is defined herein).

Interest shall be calculated on the basis of a 365-day year for the actual number of days the principal is outstanding. Accrued interest on this Note shall accrue annually commencing May 21, 2015 until the Maturity Date. If any payment of principal or interest under this Note shall be payable on a day other than a business day, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension.

From time to time, Borrower may request, and Lender may, in its sole discretion, approve an advance (each an “Advance”) under this Note; provided that the amount of the Advance, together with all other advances under the Note, shall not exceed the maximum amount set forth above.

The “Default Rate” under this Note shall be Five Percent (5%) per annum.

The principal amount payable under this Note shall be the sum of all advances made by the Lender to or at the request of the undersigned, less principal payments actually received in cash by the Lender. The books and records of the Lender shall be the best evidence of the principal amount and the unpaid interest amount owing at any time under this Note and shall be conclusive absent manifest error. No interest shall accrue under this Note until the date of the first advance made by the Lender; after that interest on all advances shall accrue and be computed on the principal balance outstanding from time to time under this Note until the same is paid in full. At no time shall the Lender be under any obligation to make any advances to the undersigned pursuant to this Note (notwithstanding anything expressed or implied in this Note or elsewhere to the contrary, including without limit if the Lender supplies the undersigned with a borrowing formula) and the Lender, at any time and from time to time, without notice, and in its sole discretion, may refuse to make advances to the undersigned without incurring any liability due to this refusal and without affecting the undersigned's liability under this Note for any and all amounts advanced.

This Note shall bind the undersigned and the undersigned’s successors and assigns.

The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of any guarantor or any other party, whether with or without notice, shall affect the obligations of the undersigned hereunder. The undersigned waives all defenses or right to discharge available under Section 3-605 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Lender has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Lender may disclose all documents and information which the Lender now or later has relating to the undersigned or the Indebtedness.

The undersigned agrees to reimburse the holder or owner of this Note for any and all costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys' fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in collecting or attempting to collect this Note or incurred in any other matter or proceeding relating to this Note.

The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing a term of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Lender expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. If any provision of this Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.

THE MAXIMUM INTEREST RATE SHALL NOT EXCEED 5%, OR THE HIGHEST APPLICABLE USURY CEILING, WHICHEVER IS LESS.

THE UNDERSIGNED AND THE LENDER ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

FOCUS UNIVERSAL, INC.

A Nevada corporation

By:  /s/ Desheng Wang

Desheng Wang

Its: Chief Executive Officer